U.S. SECURITIES AND EXCHNAGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 5, 2001


                       THE CYBER GROUP NETWORK CORPORATION

             (Exact name of registrant as specified in its chapter)



                                     NEVADA

             (State or Jurisdiction of incorporation or origination)


                                    000-28153

                            (Commission File Number)


                                   33-0901534

                     (I.R.S. Employer Identification Number)



720 E. Carnegie Dr. Suite 200, San Bernardino, Ca             92408

    (Address of principal executive offices)                (Zip Code)




                 Registrant's telephone number:  (909) 890-9769




Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

           (a) On October 29, 2001, we engaged Moor Stephens Frazer and Torbett, LLP, certified public accountants of Walnut California, as our new independent auditors. This engagement will commence on November 6, 2001. This decision was approved by the Company's Board of Directors. We did not consult with Moor Stephens Frazer and Torbett, LLP on any important accounting matter before we hired them. We have shown this Form 8-K to Moor Stephens Frazer and Torbett, LLP prior to filing it.


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           (b) Previously, we incorrectly reported that we had engaged Vavrinek,
               Trine, Day & Co., LLP as our independent auditors on October 3, 2001. However, Vavrinek, Trine, Day & Co., LLP never accepted that engagement and were never our independent auditors.


Item 5.   Other

     On October 5, 2001, our Board of Directors appointed as our new Directors Danette Garrett, Scott Cramerr and Hector Berrellez. The following old Directors then resigned: Leah Cunningham, John Moore and John LeJay. Continuing as Directors were: Greg Evans and Thomas Hobson.

     Danette Garrett, age 28, was a general ledger supervisor for DirectTV during 2000 and 2001. During 1999 and 2000, Ms. Garrett was a financial reporting supervisor with Warner Brothers. From 1997 through 1999, Ms. Garrett was a senior financial analyst with Heller Financial. From 1995 through 1997, Ms. Garrett was an auditor with Ernst & Young.

     Scott Cramerr, age 38, has been the president of Cramer and Associates, Inc. since 1999, a firm specializing in the field of Retirement Management and
Estate Planning.    From 1998 through 1999, Mr. Cramer was with Allstate
Insurance Company where he marketed insurance products. In 1999, Mr. Cramer was with First Union Brokerage Services where he marketed investment products. From 1989 through 1997, Mr. Cramer was with Trust Financial Corporation where he placed investment programs, credit line, letters of credit and trading accounts.

     Hector Berrellez, age 54, is the CEO of Mayo Group, Inc. where he investigative agency that also owns a police science training academy. From 1973 through 1996, Mr. Berrellez was a Special Agent with Drug Enforcement Agency for the United States of America.

                                    SIGNATURE

     Pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.


                                           THE CYBER GROUP NETWORK CORPORATION

DATED:  November 06, 2001
                                           -----------------------------------
                                           By:  /s/  Gregory D. Evans
                                           Gregory D. Evans
                                           Chief Executive Officer


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